Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of LINKBANCORP, INC. (the “Company”) hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2025

/s/ Andrew Samuel
Andrew Samuel
Chief Executive Officer
(Principal Executive Officer)

/s/ Kristofer Paul
Kristofer Paul
Chief Financial Officer
(Principal Financial Officer)
(Principal Accounting Officer)